FOURTH AMENDMENT TO FUND PARTICIPATION AGREEMENT

Equitable Financial Life Insurance Company, formerly known as AXA Equitable Life Insurance Company (“EFLIC”), a New York life insurance company, Federated Hermes Insurance Series (the “Investment Company”) and Federated Securities Corp. (the “Distributor”), entered into a certain fund participation agreement dated September 1, 2012 (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of June, 13, 2022, by and among EFLIC, on its own behalf and on behalf of each separate account of EFLIC as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “EFLIC Accounts”), Equitable Financial Life Insurance Company of America (“Equitable America”), on its own behalf and on behalf of each separate account of Equitable America as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Equitable America Accounts”) (the EFLIC Accounts and Equitable America Accounts shall collectively be referred to as the “Accounts”), the Investment Company and the Distributor (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties wish to add Equitable America to the Agreement;

WHEREAS, the Parties wish to add two new Equitable America Accounts to Exhibit A of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, EFLIC, Equitable America, the Investment Company and the Distributor hereby agree to supplement and amend the Participation Agreement as follows:

1.

Equitable America is hereby added as a Party to the Agreement with all of the same rights and obligations of EFLIC thereunder. References to the “Company” in the Agreement are hereby amended to include both EFLIC and Equitable America, respectively, as appropriate; and

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit A.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

Equitable Financial Life Insurance Company, on behalf of itself and each EFLIC Account

By:
Print Name:	Kenneth Kozlowski
Title:	Signatory Officer
Date:	6/14/2022 | 7:33 AM PDT

Equitable Financial Life Insurance Company of America, on behalf of itself and each Equitable America Account

By:
Print Name:	Kenneth Kozlowski
Title:	Signatory Officer
Date:	6/14/2022 | 7:33 AM PDT

The Investment Company:

Federated Hermes Insurance Series

By:
Print Name:	John B. Fisher
Title:	President
Date:	6/13/2022 | 11:24 AM PDT

The Distributor:

Federated Securities Corp.

By:
Print Name:	Paul A. Uhlman
Title:	President
Date:	6/13/2022 | 11:59 AM PDT

Exhibit A

INSURER SEPARATE ACCOUNTS

Equitable Financial Life Insurance Company	All Contracts
Separate Account A (formerly AXA Equitable Separate Account A)	All Contracts
Separate Account FP (formerly AXA Equitable Separate Account FP)	All Contracts
Separate Account I (formerly AXA Equitable Separate Account I)	All Contracts
Separate Account No. 45 (formerly AXA Equitable Separate Account 45)	All Contracts
Separate Account No. 49 (formerly AXA Equitable Separate Account 49)	All Contracts
Separate Account No. 65 (formerly AXA Equitable Separate Account 65)	All Contracts
Separate Account No. 66 (formerly AXA Equitable Separate Account 66)	All Contracts
Separate Account No. 70 (formerly AXA Equitable Separate Account 70)	All Contracts
Separate Account No. 206 (formerly AXA Equitable Separate Account 206)	All Contracts
Separate Account No. 301 (formerly AXA Equitable Separate Account 301)	All Contracts

Equitable Financial Life Insurance Company of America
Variable Account AA	All Contracts
Equitable America Variable Account No. 70A	All Contracts

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